
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Global Perspective Portfolio L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      17,716,992
<SECURITIES>                                         0
<RECEIVABLES>                                  259,036<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              20,466,718<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                20,466,718<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,048,852<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,980,493
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (931,641)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (931,641)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (931,641)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include receivable from DWR of $195,243 and interest receivable of $63,793.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,269,755 and net option premiums of $220,935.
<F3>Liabilities include redemptions payable of $312,321, accrued brokerage commissions of $99,118, accrued management fees of $50,813, accrued administrative expenses of $32,467 and accrued transaction fees and costs of $9,718.
<F4>Total revenues include realized trading re enue of $(641,621), net change in unrealized of $1,035,141 and interest income of $655,332.

